OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                REPORT DATE:APRIL 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 14
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH: MARCH 31, 1997




                                           Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                 Ending
Principal                  Scheduled          Prepaid           Liquidated         Contracts              Principal
Balance                    Principal          Principal         Principal          Repurchased            Balance
--------------------------------------------------------------------------------------------------------------------------------
148,634,025.23            (369,042.48)      (416,233.28)       (633,356.29)           0.00               147,215,393.18
================================================================================================================================

Scheduled                                   Scheduled                                                  Amount
Gross                      Servicing        Pass Thru             Liquidation       Reserve            Available for
Interest                      Fee           Interest              Proceeds          Fund Draw          Distribution
--------------------------------------------------------------------------------------------------------------------------
1,368,112.11             123,861.69          1,244,250.42        438,156.81               0.00       2,591,544.68
==========================================================================================================================




                                            Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------


  Beginning                              Investment         Balance Before     Reserve      Reserve         Balance After
   Balance       Deposits    Distrib.     Interest       Current Distribution  Fund Draw    Fund Deposit    Current Distribution
------------------------------------------------------------------------------------------------------------------------------------
  326,174.65      0.00      -1,174.65     1,314.79             326,314.79        0.00          0.00              326,314.79
====================================================================================================================================

                                       Reserve Fund Required Balance
                                       --------------------------------------
                                       Before Current     After Current
      Excess                           Distribution       Distribution
---------------------                  --------------------------------------
     1,314.79                           325,000.00         325,000.00
=====================                  ======================================




                                                      Certificate Account
--------------------------------------------------------------------------------------------------------------------------------

        Beginning                        Deposits                                        Investment              Ending
         Balance               Principal          Interest        Distributions           Interest               Balance
--------------------------------------------------------------------------------------------------------------------------------
       412,159.91            1,438,211.36      1,402,897.53      (2,684,322.95)              1,607.72            570,553.57
================================================================================================================================


                        P&I Advances at Distribution Date
------------------------------------------------------------------------------

        Beginning         Recovered           Current            Ending
         Balance           Advances          Advances           Balance
------------------------------------------------------------------------------


       1,531,533.81      1,440,718.99      1,356,838.01       1,447,652.83
==============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                REPORT DATE:APRIL 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT # 14
REMITTANCE REPORT
REPORTING MONTH: MARCH 31, 1997                                      Page 2 of 6


Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after August 2000                                                N


(b) Average 60 day Delinquency rate <=        5%                                           Y

(c) Average 30 day Delinquency rate <=        7%                                           Y


-------------------------------------------------------------
(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates


                   April 2000 -Sept. 2001     7%                                           N
                   Oct 2001 -Sept. 2002       8%                                           N
                   Oct 2002 -                 9%                                           N
-------------------------------------------------------------



(e) Current realized loss ratio <=            2.75%                                        Y


(f) Are class B principal balances >=         21.001%

of stated scheduled pool  balance

                Beginning B-1 balance                                     13,069,000.00
                Beginning B-2 balance                                      6,536,459.00


                                                                   --------------------
                                                                          19,605,459.00
                Divided by beginning pool
                balance                                                  148,634,025.23
                                                                   --------------------
                                                                                  13.190%  N
                                                                   ====================




Average 60 day delinquency ratio:


                           Over 60s           Pool Balance            %
                      --------------------------------------------------------

Current Mo                     6,596,565.10     147,215,393.18      4.48%
1st Preceding Mo               6,332,977.51     148,634,025.23      4.26%
2nd Preceding Mo               6,366,964.73     149,936,094.14      4.25%
                                                      Divided by      3
                                                                 -------------

                                                                    4.33%
                                                                 =============


Average 30 day delinquency ratio:


                                 Over 30s          Pool Balance       %
                      --------------------------------------------------------

Current Mo                     8,836,343.16      147,215,393.18    6.00%
1st Preceding Mo               9,036,716.09      148,634,025.23    6.08%
2nd Preceding Mo               9,285,064.51      149,936,094.14    6.19%
                                                     Divided by      3
                                                                   -----------
                                                                    6.09%
                                                                   ===========

Cumulative loss ratio:

                       Cumulative losses   1,068,739.91
                                            ------------------------
Divided by Initial Certificate Principal 163,369,459.00             0.654%
                                                                   ===========




Current realized loss ratio:

                               Liquidation            Pool
                                  Losses             Balance
                      -------------------------------------------

Current Mo                       195,199.48       148,634,025.23
1st Preceding Mo                 130,423.08       149,936,094.14
2nd Preceding Mo                 203,987.10       151,210,805.03
                                                                    1.420%
                                                                   ===========


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE:APRIL 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 14
REPORTING MONTH: MARCH 31, 1997                                      Page 3 of 6





                                                                     Delinquency Analysis

                                                 31 to 59 days           60 to 89 days            90 days and Over
                 No. of        Principal              Principal                 Principal                 Principal
                 Loans         Balance          #     Balance          #        Balance         #          Balance
              ----------------------------------------------------------------------------------------------------------
Excluding Repos   4,953     144,245,286.57     80    2,239,778.06    33          946,274.96    81        2,768,043.43

        Repos        91       2,970,106.61      0            0.00     9          227,894.89    80        2,654,351.82
              ----------------------------------------------------------------------------------------------------------

        Total     5,044     147,215,393.18     80    2,239,778.06    42        1,174,169.85   161        5,422,395.25
              ==========================================================================================================

                                                                      Repossession Analysis
                             Active Repos                          Reversal    Current Month
     Total Delinq.            Outstanding                        (Redemption)      Repos                 Cumulative Repos
           Principal                 Principal                     Principal            Principal                 Principal
    #       Balance          #        Balance          #            Balance     #       Balance           #       Balance
-----------------------------------------------------------------------------------------------------------------------------------
    194   5,954,096.45      91      2,970,106.61      -1          (29,714.93)  25      642,187.45       272      7,141,540.48

     89   2,882,246.71
--------------------

    283   8,836,343.16
=========================

    5.6%         6.00%
=========================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE:APRIL 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 14
REPORTING MONTH: MARCH 31, 1997
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT




                                        Liquidated                                                                           Net
   Account     Customer                  Principal           Sales          Insur.          Total        Repossession    Liquidation
   Number        Name                     Balance          Proceeds         Refunds        Proceeds        Expenses        Proceeds
------------------------------------------------------------------------------------------------------------------------------------
083439-0      CHURCH                      10,909.11          2,000.00      1,692.72         3,692.72          885.00        2,807.72
078837-2      REEVES                      11,149.05          4,050.00      1,306.68         5,356.68        1,470.00        3,886.68
080307-2      LONG                        10,060.80          3,000.00          0.00         3,000.00          300.00        2,700.00
081212-3      SMITH                       15,893.21         16,500.00        420.17        16,920.17          600.00       16,320.17
081949-0      BUTLER                      10,420.31          4,750.00        408.16         5,158.16            0.00        5,158.16
082106-6      PARKHURST                   11,756.93          4,100.00        958.27         5,058.27          575.00        4,483.27
083275-8      YARBROUGH                   10,451.00         18,500.00          0.00        18,500.00        3,821.00       14,679.00
080174-6      TOWNSEND                    26,652.79         25,900.00      1,301.74        27,201.74        3,138.23       24,063.51
082891-3      REID                        26,833.49         26,900.00          0.00        26,900.00        6,391.47       20,508.53
083796-3      CAMERON                     20,085.94         21,500.00          0.00        21,500.00        3,479.22       18,020.78
078910-7      ROBBINS                     27,184.33         24,700.00        813.81        25,513.81        4,658.36       20,855.45
079341-4      RISER                       35,435.57         24,800.00      1,719.26        26,519.26        3,957.22       22,562.04
079576-5      BYRD                        33,677.78         26,900.00      2,000.44        28,900.44        3,627.00       25,273.44
079986-6      WOODS                       26,100.67         24,900.00          0.00        24,900.00        3,532.00       21,368.00
081144-8      BAKER                       31,296.57         29,900.00        995.28        30,895.28        3,773.16       27,122.12
081321-2      KEELIN                      36,969.30         34,900.00      1,750.24        36,650.24        2,639.24       34,011.00
081339-4      HERNANDEZ                   24,396.14         25,500.00      2,374.47        27,874.47        8,146.00       19,728.47
081502-7      FLINTON                     34,332.45         31,900.00      1,801.26        33,701.26        1,632.00       32,069.26
081574-6      WILSON                      32,728.07         27,500.00      1,755.79        29,255.79        6,499.75       22,756.04
082549-7      BATES                       27,014.09         24,495.00      1,693.86        26,188.86        3,781.15       22,407.71
082987-9      MIRELES                     32,694.29         30,100.00      1,999.25        32,099.25        5,263.00       26,836.25
083012-5      CULP                        36,606.99         28,400.00      1,555.33        29,955.33        1,830.00       28,125.33
083423-4      ETHERIDGE                   32,584.60         29,750.00      1,886.75        31,636.75        3,180.36       28,456.39
083678-3      MISHOE                      40,311.69         38,300.00      1,148.81        39,448.81       11,795.89       27,652.92
083829-2      GRUBBS                      27,811.12         24,900.00      1,924.35        26,824.35        1,163.31       25,661.04
                                                                                                0.00                            0.00
                                ====================================================================================================
                                         633,356.29        554,145.00     29,506.64       583,651.64       86,138.36      497,513.28
                                ====================================================================================================




                                                       Net              Current
   Account                        Unrecov.           Pass Thru         Period Net            Cumulative
   Number                         Advances            Proceeds         Gain/(Loss)    Gain/(Loss)
-----------              --------------------------------------------------------------------------------
083439-0                             3,690.36            (882.64)       (11,791.75)
078837-2                             1,642.56           2,244.12         (8,904.93)
080307-2                             1,059.60           1,640.40         (8,420.40)
081212-3                             1,094.72          15,225.45           (667.76)
081949-0                             1,494.66           3,663.50         (6,756.81)
082106-6                             1,471.20           3,012.07         (8,744.86)
083275-8                             1,480.02          13,198.98          2,747.98
080174-6                             3,279.50          20,784.01         (5,868.78)
082891-3                             2,447.48          18,061.05         (8,772.44)
083796-3                             2,007.32          16,013.46         (4,072.48)
078910-7                             2,406.08          18,449.37         (8,734.96)
079341-4                             3,920.40          18,641.64        (16,793.93)
079576-5                             2,818.64          22,454.80        (11,222.98)
079986-6                             1,677.66          19,690.34         (6,410.33)
081144-8                             2,763.04          24,359.08         (6,937.49)
081321-2                             3,676.50          30,334.50         (6,634.80)
081339-4                             1,311.90          18,416.57         (5,979.57)
081502-7                             1,865.35          30,203.91         (4,128.54)
081574-6                             2,518.95          20,237.09        (12,490.98)
082549-7                             2,052.19          20,355.52         (6,658.57)
082987-9                             3,782.02          23,054.23         (9,640.06)
083012-5                             2,383.56          25,741.77        (10,865.22)
083423-4                             2,828.96          25,627.43         (6,957.17)
083678-3                             2,967.51          24,685.41        (15,626.28)
083829-2                             2,716.29          22,944.75         (4,866.37)
                                                            0.00              0.00
                         =======================================================
                                    59,356.47         438,156.81       (195,199.48)           (1,068,739.91)
                         ==================================================================================

                                                                                                        -1%
                                                                                         ==================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE:APRIL 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 14
REPORTING MONTH: MARCH 31, 1997
                                                                     Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                            Original              Beginning             Current            Accelerated
             Cert.                         Certificate           Certificate           Principal            Principal      Writedown
             Class                          Balances              Balances              Payable            Distribution      Amounts
------------------------------------------------------------------------------------------------------------------------------------
A-1                                        46,000,000.00         31,264,566.08        (1,418,632.05)           0.00            0.00
A-1 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00

A-2                                        52,000,000.00         52,000,000.00                 0.00            0.00            0.00
A-2 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00

A-3                                        31,061,000.00         31,061,000.00                 0.00            0.00            0.00
A-3 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00

A-4                                        14,703,000.00         14,703,000.00                 0.00            0.00            0.00
A-4 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00

B-1                                        13,069,000.00         13,069,000.00                 0.00            0.00            0.00
B-1 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00

B-2                                         6,536,459.00          6,536,459.00                 0.00            0.00            0.00
B-2 Outstanding Writedown                           0.00                  0.00                 0.00            0.00            0.00


                                ----------------------------------------------------------------------------------------------------

                                          163,369,459.00        148,634,025.08        (1,418,632.05)           0.00            0.00
                                ====================================================================================================

                                          Ending                          Principal Paid
             Cert.                      Certificate        Pool             Per $1,000
             Class                       Balances         Factor           Denomination
---------------------------     --------------------------------------------------------
A-1                                  29,845,934.03         64.88247%        30.84
A-1 Outstanding Writedown                     0.00          0.00             0.00

A-2                                  52,000,000.00        100.00000%         0.00
A-2 Outstanding Writedown                     0.00          0.00             0.00

A-3                                  31,061,000.00        100.00000%         0.00
A-3 Outstanding Writedown                     0.00          0.00             0.00

A-4                                  14,703,000.00        100.00000%         0.00
A-4 Outstanding Writedown                     0.00          0.00             0.00

B-1                                  13,069,000.00        100.00000%         0.00
B-1 Outstanding Writedown                     0.00          0.00             0.00

B-2                                   6,536,459.00        100.00000%         0.00
B-2 Outstanding Writedown                     0.00          0.00             0.00


                                ------------------

                                    147,215,393.03
                                ==================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE:APRIL 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 14
REPORTING MONTH: MARCH 31, 1997
                                                                     Page 6 of 6


CERTIFICATE INTEREST ANALYSIS



           Certificate           Remittance     Beginning          Current               Total       Interest       Ending
              Class                 Rate         Balance           Accrual               Paid        Shortfall      Balance
                                ----------------------------------------------------------------------------------------------------
A-1                                 5.40%          0.00           140,690.55          140,690.55          0.00               0.00
A-1  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
A-1  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

A-2                                 5.80%          0.00           251,333.33          251,333.33          0.00               0.00
A-2  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
A-2  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

A-3                                 6.60%          0.00           170,835.50          170,835.50          0.00               0.00
A-3  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
A-3  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

A-4                                 7.20%          0.00            88,218.00           88,218.00          0.00               0.00
A-4  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
A-4  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

B-1                                 7.30%          0.00            79,503.08           79,503.08          0.00               0.00
B-1  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
B-1  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

B-2                                 8.45%          0.00            46,027.57           46,027.57          0.00               0.00
B-2  Carryover Interest             0.00           0.00                 0.00                0.00          0.00               0.00
B-2  Writedown Interest             0.00           0.00                 0.00                0.00          0.00               0.00

X                                            873,540.43           467,642.39          272,442.91    195,199.48       1,068,739.91

R                                                  0.00                 0.00                0.00          0.00               0.00

Service Fee                                        0.00           123,861.69          123,861.69          0.00               0.00
                                      -----------------------------------------------------------------------------------------

                                             873,540.43         1,368,112.11        1,172,912.63    195,199.48       1,068,739.91

Less Reserve Fund Deposit                                                                   0.00
                                                                            --------------------

                                                                                    1,172,912.63
                                                                            ====================



                                              Interest Paid
           Certificate                         Per $1,000        Cert.        TOTAL
              Class                           Denomination       Class     DISTRIBUTION
                                        -------------------------------------------------
A-1                                                 4.50           A-1     1,559,322.60
A-1  Carryover Interest                             0.00
A-1  Writedown Interest                             0.00

A-2                                                 4.83           A-2       251,333.33
A-2  Carryover Interest                             0.00
A-2  Writedown Interest                             0.00

A-3                                                 5.50           A-3       170,835.50
A-3  Carryover Interest                             0.00
A-3  Writedown Interest                             0.00

A-4                                                 6.00           A-4        88,218.00
A-4  Carryover Interest                             0.00
A-4  Writedown Interest                             0.00

B-1                                                 6.08           B-1        79,503.08
B-1  Carryover Interest                             0.00
B-1  Writedown Interest                             0.00

B-2                                                 7.04           B-2        46,027.57
B-2  Carryover Interest                             0.00
B-2  Writedown Interest                             0.00

X                                                                   X        272,442.91

R                                                                   R

Service Fee                                                                  123,861.69
                                                                         --------------

                                                                           2,591,544.68

Less Reserve Fund Deposit                                                          0.00
                                                                           --------------

                                                                           2,591,544.68
                                                                           ==============
